EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation of our report dated February 27, 1998, which is incorporated in this Annual Report of Gibbs Construction, Inc. on Form 10-K.



/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

March 26, 1998